HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2010 RESULTS

RED BANK, NJ, December 21, 2010 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fourth quarter and fiscal year ended October 31, 2010.

RESULTS FOR THE THREE AND TWELVE MONTH PERIODS ENDED OCTOBER 31, 2010:

•
Total revenues were $353.0 million for the fourth quarter of fiscal 2010 compared with $437.4 million in the same quarter a year ago.  For fiscal 2010, total revenues were $1.4 billion compared with $1.6 billion in the prior year.

•
Homebuilding gross margin percentage, before interest expense included in cost of sales, increased year-over-year for the seventh consecutive quarter to 16.9% during the fourth quarter of 2010, compared to 13.2% in last year’s fourth quarter.  For fiscal 2010, the homebuilding gross margin percentage, before interest expense included in cost of sales, increased year-over-year to 16.8% compared to 9.2% for fiscal 2009.

•
Consolidated pre-tax land-related charges for the fourth quarter of fiscal 2010 were $80.6 million, compared with $138.0 million in the fiscal 2009 fourth quarter.  78% of the land-related charges in the fourth quarter were related to five communities.  Four of the communities are in New Jersey, two of which where we are now intended to sell the remaining land in bulk.  For the other community, in Maryland, we decided not to develop and wrote off our investment.  For the full year, consolidated pre-tax land related charges totaled $135.7 million compared with $659.5 million in fiscal 2009.

•
Excluding land-related charges and gain from extinguishment of debt, the pre-tax loss for the fourth quarter of 2010 was $51.9 million compared with $84.8 million during the same period of the prior year.  For the full year, the pre-tax loss excluding land related charges and gain from extinguishment of debt was $184.6 million compared with $379.1 million last year.

•
The total pre-tax loss in the fourth quarter of fiscal 2010 was $132.5 million compared to $248.8 million in the fourth quarter of the prior year.  For fiscal 2010, the total pre-tax loss was $295.3 million compared with $672.0 million in the previous year.

•
For the fourth quarter ended October 31, 2010, the after-tax net loss was $132.1 million, or $1.68 per common share, compared with a net loss of $250.8 million, or $3.21 per common share, in the fourth quarter of fiscal 2009.  The after-tax net income for fiscal 2010 was $2.6 million, or $0.03 per fully diluted common share, compared with a net loss of $716.7 million, or $9.16 per common share, in the prior year.  As a result of tax legislation changes, the after-tax net income for fiscal 2010 included a federal income tax benefit of $291.3 million.

•
Net contracts for the fourth quarter of fiscal 2010, excluding unconsolidated joint ventures, decreased 13% to 1,078 homes compared with last year’s fourth quarter.  For fiscal 2010, net contracts, excluding unconsolidated joint ventures, decreased 20% to 4,206 compared with 5,227 net contracts in the prior year.

•
At October 31, 2010, there were 192 active selling communities, excluding unconsolidated joint ventures, compared with 179 active selling communities at October 31, 2009.  This is the first year-over-year increase in active selling communities in 11 quarters.

•
Deliveries, excluding unconsolidated joint ventures, were 1,204 homes for the fourth quarter of fiscal 2010, compared with 1,444 homes in the prior year’s fourth quarter.  For the year ended October 31, 2010, deliveries, excluding unconsolidated joint ventures, declined 12% to 4,729 compared with 5,362 home deliveries in the prior year.

•	The contract cancellation rate, excluding unconsolidated joint ventures, for the fourth quarter of fiscal 2010 was 24%, unchanged versus the fiscal 2009 fourth quarter.

•
During the fourth quarter, the tax asset valuation allowance charge to earnings was $64.4 million.  The valuation allowance was $811.0 million as of October 31, 2010.  The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes.  For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

CASH AND INVENTORY AS OF OCTOBER 31, 2010:

•	As of October 31, 2010, homebuilding cash was $451.4 million, including restricted cash required to collateralize letters of credit.

•
Cash flow during the fourth quarter of fiscal 2010 was negative $35.6 million, after spending approximately $100 million of cash to purchase approximately 1,200 lots and to develop land across the Company.

•	As of October 31, 2010, the consolidated land position was 32,055 lots, consisting of 14,379 lots under option and 17,676 owned lots.

•	During the fourth quarter, approximately 960 of the lots purchased were within 73 newly identified communities (defined as communities controlled subsequent to January 31, 2009).

•	Approximately 3,300 lots were put under option in 37 newly identified communities during the fourth quarter.

•	In fiscal 2010, approximately 10,800 lots were purchased or optioned within 169 communities identified during fiscal 2010.

OTHER KEY OPERATING DATA:

•
Contract backlog, as of October 31, 2010, excluding unconsolidated joint ventures, was 1,249 homes with a sales value of $370.8 million, a decrease of 30% and 34%, respectively, compared to October 31, 2009.

•
During the fourth quarter of fiscal 2010, home deliveries through unconsolidated joint ventures were 83 homes, compared with 82 homes in the fiscal 2009 fourth quarter.  For fiscal 2010, 280 homes were delivered through unconsolidated joint ventures, compared with 297 homes in the prior year.

COMMENTS FROM MANAGEMENT

“In spite of strong long-term demographics, the current housing market remains quite challenging.  The combination of a lackluster job market and high foreclosure activity is clearly having a dampening effect on the housing market.  The only silver lining is that we continue to find land acquisition opportunities which we believe will yield appropriate returns at today’s home prices and sales paces,” commented Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.  “Even without a general housing recovery, we are optimistic that as the percentage of deliveries from newly identified communities increases, our overall performance should continue to improve.”

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2010 fourth quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, December 22, 2010.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2009 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures.  The most directly comparable GAAP financial measure is net (loss) income.  The reconciliation of EBITDA and Adjusted EBITDA to net (loss) income is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities.  The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities.  For the fourth quarter of 2010, cash flow was negative $35.6 million, which was derived from $59.4 million from net cash used in operating activities plus the change in mortgage notes receivable of $23.7 million plus $0.1 million of net cash provided by investing activities.

Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Loss Before Income Taxes.  The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company's operations and activities imposed by the agreements governing the Company's outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war, (18) the Company's sources of liquidity, (19) changes in credit ratings, (20) availability of net operating loss carryforwards and (21) other factors described in detail in the Company's Form 10-K for the year ended October 31, 2009.

 (Financial Tables Follow)

Hovnanian Enterprises, Inc.
October 31, 2010
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Total Revenues	$353,012	$437,393	$1,371,842	$1,596,290
Costs and Expenses (a)	487,313	660,758	1,693,127	2,632,453
(Loss) Gain on Extinguishment of Debt	-	(17,619)	25,047	410,185
Income (Loss) from Unconsolidated Joint Ventures	1,809	(7,821)	956	(46,041)
Loss Before Income Taxes	(132,492)	(248,805)	(295,282)	(672,019)
Income Tax (Benefit) Provision	(379)	1,964	(297,870)	44,693
Net (Loss) Income	$(132,113)	$(250,769)	$2,588	$(716,712)

Per Share Data:
Basic:
(Loss) Income Per Common Share	$(1.68)	$(3.21)	$0.03	$(9.16)
Weighted Average Number of
Common Shares Outstanding (b)	78,779	78,067	78,691	78,238
Assuming Dilution:
(Loss) Income Per Common Share	$(1.68)	$(3.21)	$0.03	$(9.16)
Weighted Average Number of
Common Shares Outstanding (b)	78,779	78,067	79,683	78,238

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
October 31, 2010
Reconciliation of Loss Before Income Taxes Excluding Land-Related
Charges and Loss (Gain) on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(132,492)	$(248,805)	$(295,282)	$(672,019)
Inventory Impairment Loss and Land Option Write-Offs	80,588	137,970	135,699	659,475
Unconsolidated Joint Venture Investment and Land-Related Charges	-	8,414	-	43,611
Loss (Gain) on Extinguishment of Debt	-	17,619	(25,047)	(410,185)
Loss Before Income Taxes Excluding Land-Related Charges and
Loss (Gain) on Extinguishment of Debt(a)	$(51,904)	$(84,802)	$(184,630)	$(379,118)

(a) Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
October 31, 2010
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Sale of Homes	$339,576	$414,578	$1,327,499	$1,522,469
Cost of Sales, Excluding Interest (a)	282,096	359,738	1,103,872	1,382,234
Homebuilding Gross Margin, Excluding Interest	57,480	54,840	223,627	140,235
Homebuilding Cost of Sales Interest	19,805	29,580	79,095	97,332
Homebuilding Gross Margin, Including Interest	$37,675	$25,260	$144,532	$42,903

Gross Margin Percentage, Excluding Interest	16.9%	13.2%	16.8%	9.2%
Gross Margin Percentage, Including Interest	11.1%	6.1%	10.9%	2.8%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Land Sales	$2,999	$12,864	$6,820	$27,250
Cost of Sales, Excluding Interest (a)	(843)	8,656	177	15,853
Land Sales Gross Margin, Excluding Interest	3,842	4,208	6,643	11,397
Land Sales Interest	3,858	2,444	5,345	8,482
Land Sales Gross Margin, Including Interest	$(16)	$1,764	$1,298	$2,915

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
October 31, 2010
Reconciliation of Adjusted EBITDA to Net (Loss) Income
(Dollars in Thousands)
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net (Loss) Income	$(132,113)	$(250,769)	$2,588	$(716,712)
Income Tax (Benefit) Provision	(379)	1,964	(297,870)	44,693
Interest Expense	49,948	59,983	182,359	200,469
EBIT (a)	(82,544)	(188,822)	(112,923)	(471,550)
Depreciation	3,487	5,413	12,576	18,527
Amortization of Debt Costs	844	1,117	3,310	5,976
EBITDA (b)	(78,213)	(182,292)	(97,037)	(447,047)
Inventory Impairment Loss and Land Option Write-offs	80,588	137,970	135,699	659,475
Loss (Gain) on Extinguishment of Debt	-	17,619	(25,047)	(410,185)
Adjusted EBITDA (c)	$2,375	$(26,703)	$13,615	$(197,757)

Interest Incurred	$37,858	$49,660	$154,307	$194,702

Adjusted EBITDA to Interest Incurred	0.06	(0.54)	0.09	(1.02)

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.
(b)   EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c)   Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, and loss (gain) on extinguishment of debt.

Hovnanian Enterprises, Inc.
October 31, 2010
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$148,378	$174,663	$164,340	$170,107
Plus Interest Incurred	37,858	49,660	154,307	194,702
Less Interest Expensed	49,948	59,983	182,359	200,469
Interest Capitalized at End of Period (a)	$136,288	$164,340	$136,288	$164,340

(a)   The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest.  However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	October 31, 2010	October 31, 2009
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$359,124	$419,955
Restricted cash	108,983	152,674
Inventories:
Sold and unsold homes and lots under development	591,729	631,302
Land and land options held for future development or sale	348,474	372,143
Consolidated inventory not owned:
Specific performance options	21,065	30,534
Variable interest entities	32,710	45,436
Other options	7,962	30,498
Total consolidated inventory not owned	61,737	106,468
Total inventories	1,001,940	1,109,913
Investments in and advances to unconsolidated joint ventures	38,000	41,260
Receivables, deposits, and notes	61,023	44,418
Property, plant, and equipment – net	62,767	73,918
Prepaid expenses and other assets	83,928	98,159
Total homebuilding	1,715,765	1,940,297
Financial services:
Cash and cash equivalents	8,056	6,737
Restricted cash	4,022	4,654
Mortgage loans held for sale	85,183	69,546
Other assets	4,534	3,343
Total financial services	101,795	84,280
Total assets	$1,817,560	$2,024,577

(1)  Derived from the audited balance sheet as of October 31, 2009.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)	October 31, 2010	October 31, 2009
	(Unaudited)	(1)
LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse land mortgages	$4,313	$ -
Accounts payable and other liabilities	319,749	325,722
Customers’ deposits	9,520	18,811
Nonrecourse mortgages secured by operating properties	20,657	21,507
Liabilities from inventory not owned	53,249	96,908
Total homebuilding	407,488	462,948
Financial services:
Accounts payable and other liabilities	16,142	14,507
Mortgage warehouse line of credit	73,643	55,857
Total financial services	89,785	70,364
Notes payable:
Senior secured notes	784,592	783,148
Senior notes	711,585	822,312
Senior subordinated notes	120,170	146,241
Accrued interest	23,968	26,078
Total notes payable	1,640,315	1,777,779
Income taxes payable	17,910	62,354
Total liabilities	2,155,498	2,373,445
Equity:
Hovnanian Enterprises, Inc. stockholders' equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000, at October 31, 2010 and October 31, 2009	135,299	135,299
Common stock, Class A, $.01 par value - authorized 200,000,000 shares; issued 74,809,683 shares at October 31, 2010 and 74,376,946 shares at October 31, 2009 (including 11,694,720 shares at October 31, 2010 and 2009 held in Treasury)	748	744
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) - authorized 30,000,000 shares; issued 15,256,543 shares at October 31, 2010 and 15,265,067 shares at October 31, 2009 (including 691,748 shares at October 31, 2010 and 2009 held in Treasury)	153	153
Paid in capital - common stock	463,908	455,470
Accumulated deficit	(823,419)	(826,007)
Treasury stock -at cost	(115,257)	(115,257)
Total Hovnanian Enterprises, Inc. stockholders' equity deficit	(338,568)	(349,598)
Non-controlling interest in consolidated joint ventures	630	730
Total equity deficit	(337,938)	(348,868)
Total liabilities and equity	$1,817,560	$2,024,577

(1)  Derived from the audited balance sheet as of October 31, 2009.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Fourth Quarter Ended		Year Ended
(Dollars in thousands except per share data)	October 31, 2010	October 31, 2009	October 31, 2010	October 31, 2009
	(Unaudited)		(Unaudited)	(1)
Revenues:
Homebuilding:
Sale of homes	$339,576	$414,578	$1,327,499	$1,522,469
Land sales and other revenues	4,881	13,540	12,370	38,271
Total homebuilding	344,457	428,118	1,339,869	1,560,740
Financial services	8,555	9,275	31,973	35,550
Total revenues	353,012	437,393	1,371,842	1,596,290
Expenses:
Homebuilding:
Cost of sales, excluding interest	281,253	368,394	1,104,049	1,398,087
Cost of sales interest	23,663	32,024	84,440	105,814
Inventory impairment loss and land option write-offs	80,588	137,970	135,699	659,475
Total cost of sales	385,504	538,388	1,324,188	2,163,376
Selling, general and administrative	50,716	52,476	178,331	239,606
Total homebuilding expenses	436,220	590,864	1,502,519	2,402,982
Financial services	5,880	9,727	23,074	29,295
Corporate general and administrative(2)	14,668	17,217	59,900	81,980
Other interest(3)	26,286	27,959	97,919	94,655
Other operations	4,260	14,991	9,715	23,541
Total expenses	487,313	660,758	1,693,127	2,632,453
(Loss) gain on extinguishment of debt	-	(17,619)	25,047	410,185
Income (loss) from unconsolidated joint ventures	1,809	(7,821)	956	(46,041)
Loss before income taxes	(132,492)	(248,805)	(295,282)	(672,019)
State and federal income tax (benefit) provision:
State	(376)	1,969	(6,536)	25,287
Federal	(3)	(5)	(291,334)	19,406
Total income taxes	(379)	1,964	(297,870)	44,693
Net (loss) income	$(132,113)	$(250,769)	$2,588	$(716,712)
Per share data:
Basic:
(Loss) income per common share	$(1.68)	$(3.21)	$0.03	$(9.16)
Weighted average number of common shares outstanding	78,779	78,067	78,691	78,238
Assuming dilution:
(Loss) income per common share	$(1.68)	$(3.21)	$0.03	$(9.16)
Weighted average number of common shares outstanding	78,779	78,067	79,683	78,238

(1)  Derived from the audited statements of operations for the year ended October 31, 2009.
(2)  Includes expenses related to cancelled stock options of $2.4 million and $14.7 million for the three and twelve months ended October 31, 2009, respectively.
(3)  Beginning in the third quarter of fiscal 2008, our assets that qualify for interest capitalization (inventory under development) no longer exceeded our debt and therefore the portion of interest not covered by qualifying assets must be directly expensed.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - 10/31/2010
		Net Contracts(1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		October 31,			October 31,			October 31,
		2010	2009	% Change	2010	2009	% Change	2010	2009	% Change
Northeast
	Home	116	215	(46.0)%	180	237	(24.1)%	236	457	(48.4)%
	Dollars	$ 42,925	$ 96,424	(55.5)%	$ 79,040	$ 102,996	(23.3)%	$ 94,363	$ 196,262	(51.9)%
	Avg. Price	$ 370,043	$ 448,484	(17.5)%	$ 439,111	$ 434,582	1.0%	$ 399,843	$ 429,457	(6.9)%
Mid-Atlantic
	Home	164	174	(5.7)%	201	206	(2.4)%	262	386	(32.1)%
	Dollars	$ 64,597	$ 66,375	(2.7)%	$ 73,654	$ 80,773	(8.8)%	$ 106,589	$ 150,819	(29.3)%
	Avg. Price	$ 393,884	$ 381,466	3.3%	$ 366,438	$ 392,102	(6.5)%	$ 406,828	$ 390,723	4.1%
Midwest
	Home	84	94	(10.6)%	148	165	(10.3)%	222	253	(12.3)%
	Dollars	$ 12,111	$ 18,019	(32.8)%	$ 29,177	$ 36,305	(19.6)%	$ 34,188	$ 46,418	(26.3)%
	Avg. Price	$ 144,179	$ 191,681	(24.8)%	$ 197,142	$ 220,030	(10.4)%	$ 154,000	$ 183,470	(16.1)%
Southeast
	Home	83	100	(17.0)%	76	96	(20.8)%	82	135	(39.3)%
	Dollars	$ 18,965	$ 24,377	(22.2)%	$ 17,472	$ 23,032	(24.1)%	$ 20,212	$ 35,970	(43.8)%
	Avg. Price	$ 228,494	$ 243,770	(6.3)%	$ 229,895	$ 239,917	(4.2)%	$ 246,488	$ 266,444	(7.5)%
Southwest
	Home	498	452	10.2%	451	477	(5.5)%	337	351	(4.0)%
	Dollars	$ 111,760	$ 97,797	14.3%	$ 103,190	$ 103,109	0.1%	$ 88,123	$ 77,418	13.8%
	Avg. Price	$ 224,418	$ 216,365	3.7%	$ 228,803	$ 216,161	5.8%	$ 261,493	$ 220,564	18.6%
West
	Home	133	203	(34.5)%	148	263	(43.7)%	110	190	(42.1)%
	Dollars	$ 31,571	$ 65,592	(51.9)%	$ 37,043	$ 68,364	(45.8)%	$ 27,304	$ 52,666	(48.2)%
	Avg. Price	$ 237,376	$ 323,113	(26.5)%	$ 250,291	$ 259,941	(3.7)%	$ 248,218	$ 277,189	(10.5)%
Consolidated Total
	Home	1,078	1,238	(12.9)%	1,204	1,444	(16.6)%	1,249	1,772	(29.5)%
	Dollars	$ 281,929	$ 368,584	(23.5)%	$ 339,576	$ 414,579	(18.1)%	$ 370,779	$ 559,553	(33.7)%
	Avg. Price	$ 261,530	$ 297,725	(12.2)%	$ 282,040	$ 287,105	(1.8)%	$ 296,861	$ 315,774	(6.0)%
Unconsolidated Joint Ventures
	Home	61	29	110.3%	83	82	1.2%	145	159	(8.8)%
	Dollars	$ 22,252	$ (8,551)	n/m	$ 35,534	$ 40,522	(12.3)%	$ 67,112	$ 88,263	(24.0)%
	Avg. Price	$ 364,787	$ (294,862)	n/m	$ 428,120	$ 494,171	(13.4)%	$ 462,841	$ 555,119	(16.6)%
Total
	Home	1,139	1,267	(10.1)%	1,287	1,526	(15.7)%	1,394	1,931	(27.8)%
	Dollars	$ 304,181	$ 360,033	(15.5)%	$ 375,110	$ 455,101	(17.6)%	$ 437,891	$ 647,816	(32.4)%
	Avg. Price	$ 267,060	$ 284,162	(6.0)%	$ 291,461	$ 298,232	(2.3)%	$ 314,126	$ 335,482	(6.4)%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Twelve Months - 10/31/2010
		Net Contracts(1)			Deliveries
		Twelve Months Ended			Twelve Months Ended			Contract Backlog
		October 31,			October 31,			October 31,
		2010	2009	% Change	2010	2009	% Change	2010	2009	% Change
Northeast
	Home	497	783	(36.5)%	718	823	(12.8)%	236	457	(48.4)%
	Dollars	$ 193,826	$ 350,515	(44.7)%	$ 296,449	$ 357,745	(17.1)%	$ 94,363	$ 196,262	(51.9)%
	Avg. Price	$ 389,992	$ 447,656	(12.9)%	$ 412,882	$ 434,684	(5.0)%	$ 399,843	$ 429,457	(6.9)%
Mid-Atlantic
	Home	629	789	(20.3)%	753	788	(4.4)%	262	386	(32.1)%
	Dollars	$ 236,095	$ 281,194	(16.0)%	$ 280,132	$ 296,286	(5.5)%	$ 106,589	$ 150,819	(29.3)%
	Avg. Price	$ 375,350	$ 356,393	5.3%	$ 372,021	$ 375,997	(1.1)%	$ 406,828	$ 390,723	4.1%
Midwest
	Home	408	482	(15.4)%	439	520	(15.6)%	222	253	(12.3)%
	Dollars	$ 72,347	$ 95,764	(24.5)%	$ 91,260	$ 116,990	(22.0)%	$ 34,188	$ 46,418	(26.3)%
	Avg. Price	$ 177,321	$ 198,680	(10.8)%	$ 207,882	$ 224,981	(7.6)%	$ 154,000	$ 183,470	(16.1)%
Southeast
	Home	331	461	(28.2)%	384	489	(21.5)%	82	135	(39.3)%
	Dollars	$ 76,799	$ 103,173	(25.6)%	$ 92,712	$ 113,034	(18.0)%	$ 20,212	$ 35,970	(43.8)%
	Avg. Price	$ 232,021	$ 223,803	3.7%	$ 241,438	$ 231,153	4.4%	$ 246,488	$ 266,444	(7.5)%
Southwest
	Home	1,753	1,798	(2.5)%	1,767	1,867	(5.4)%	337	351	(4.0)%
	Dollars	$ 393,943	$ 377,292	4.4%	$ 391,807	$ 408,746	(4.1)%	$ 88,123	$ 77,418	13.8%
	Avg. Price	$ 224,725	$ 209,840	7.1%	$ 221,736	$ 218,932	1.3%	$ 261,493	$ 220,564	18.6%
West
	Home	588	914	(35.7)%	668	875	(23.7)%	110	190	(42.1)%
	Dollars	$ 144,782	$ 220,369	(34.3)%	$ 175,139	$ 229,668	(23.7)%	$ 27,304	$ 52,666	(48.2)%
	Avg. Price	$ 246,228	$ 241,104	2.1%	$ 262,184	$ 262,478	(0.1)%	$ 248,218	$ 277,189	(10.5)%
Consolidated Total
	Home	4,206	5,227	(19.5)%	4,729	5,362	(11.8)%	1,249	1,772	(29.5)%
	Dollars	$ 1,117,792	$ 1,428,307	(21.7)%	$ 1,327,499	$ 1,522,469	(12.8)%	$ 370,779	$ 559,553	(33.7)%
	Avg. Price	$ 265,761	$ 273,256	(2.7)%	$ 280,715	$ 283,937	(1.1)%	$ 296,861	$ 315,774	(6.0)%
Unconsolidated Joint Ventures
	Home	266	193	37.8%	280	297	(5.7)%	145	159	(8.8)%
	Dollars	$ 114,740	$ 56,886	101.7%	$ 124,149	$ 113,016	9.9%	$ 67,112	$ 88,263	(24.0)%
	Avg. Price	$ 431,353	$ 294,751	46.3%	$ 443,389	$ 380,525	16.5%	$ 462,841	$ 555,119	(16.6)%
Total
	Home	4,472	5,420	(17.5)%	5,009	5,659	(11.5)%	1,394	1,931	(27.8)%
	Dollars	$ 1,232,532	$ 1,485,193	(17.0)%	$ 1,451,648	$ 1,635,485	(11.2)%	$ 437,891	$ 647,816	(32.4)%
	Avg. Price	$ 275,611	$ 274,021	0.6%	$ 289,808	$ 289,006	0.3%	$ 314,126	$ 335,482	(6.4)%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.